                                                                    EXHIBIT 4.3

===============================================================================



                        SECOND SUPPLEMENTAL INDENTURE


                         DATED AS OF OCTOBER 1, 1989

                                      TO

                            Indenture Dated As Of
                                August 1, 1982




                             PPG INDUSTRIES, INC.


                                      TO

                        Harris Trust and Savings Bank,
                                              Trustee









                Modifying 10.70% Restricted Installment Notes
                          to 9.30% Restricted Notes

===============================================================================

                               Table of Contents
                                                                  Page
                                                                  ----

 PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 RECITALS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . .  1


                                  ARTICLE ONE

                            9.30% RESTRICTED NOTES

 SECTION 101. Modification of Notes. . . . . . . . . . . . . . .   2

                                  ARTICLE TWO

                                SECURITY FORMS

 SECTION 201. Legend of Notes; Attachment of Modified
                Terms . .. . . . . . . . . . . . . . . . . . . .   2
 SECTION 202. Form of Legend . . . . . . . . . . . . . . . . . .   2
 SECTION 203. Form of Face of Modified Note  . . . . . . . . . .   3
 SECTION 204. Form of Reverse of Modified Note . . . . . . . . .   4
 SECTION 205. Form of Trustee's Certificate
                of Authentication. . . . . . . . . . . . . . . .   7
 SECTION 206. Provision for Acquiring Modified Notes
                without Restrictions . . . . . . . . . . . . . .   8

                                 ARTICLE THREE

                           MISCELLANEOUS PROVISIONS

 SECTION 301. Benefits Restricted to Parties and Holder
                of Modified Notes . .  . . . . . . . . . . . . .   8
 SECTION 302. Terms Have Meanings Defined in Indenture . . . . .   8
 SECTION 303. Invalidity of Any Provisions Not
                to Affect Others . . . . . . . . . . . . . . . .   8
 SECTION 304. Date of Execution Indicated by
                Acknowledgements . . . . . . . . . . . . . . . .   9
 SECTION 305. Provisions Bind and Benefit Successors . . . . . .   9
 SECTION 306. Descriptive Headings for Convenience Only. . . . .   9
 SECTION 307. Execution in Counterparts. . . . . . . . . . . . .   9
 TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 SIGNATURES AND SEALS. . . . . . . . . . . . . . . . . . . . . .  11
 ACKNOWLEDGEMENTS  . . . . . . . . . . . . . . . . . . . . . . .  12


     SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 1989 between PPG Industries, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company"), having its principal office at One PPG Place, Pittsburgh, Pennsylvania, 15272, and Harris Trust and Savings Bank, a corporation duly organized and existing under the laws of the State of Illinois, as Trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY

     The Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 1, 1982 and the First Supplemental Indenture thereto, dated as of April 1, 1986 (the Indenture as supplemented by the First Supplemental Indenture is herein called the "Current Indenture").

     Pursuant to an agreement dated September 16, 1985 between the Company and The Pitcairn Company, the Company paid cash and issued and delivered its 10.75% Restricted Installment Note, in the principal amount of $171,264,000 to The Pitcairn Company in exchange for 8,896,868 shares of Common Stock, par value $1.66-2/3 per share, of the Company and agreed to include such note under an indenture qualified under the Trust Indenture Act of 1939.

     Pursuant to an agreement dated as of February 20, 1986 between the Company and The Pitcairn Company, the Company agreed to issue and deliver 10.70% Restricted Installment Notes of the Company in the aggregate principal amount of $171,264,000 (the "Installment Notes") under the Original Indenture to The Pitcairn Company in exchange for the 10.75% Restricted Installment Note referred to in the predceeding recital.

     The Company, having received on or before September 25, 1989 the consent of certain holders of the Installment Notes constituting in the aggregate not less than 66-2/3% in principal amount of the Outstanding Installment Notes (the "Consenting Noteholders"), has agreed to modify the terms and conditions of the Installment Notes held by the Consenting Noteholders as set forth in this Second Supplemental Indenture. Such modified notes are hereinafter referred to as the "Modified Notes" or "9.30% Restricted Notes".

     The Company has duly authorized the execution and delivery of this Second Supplemental Indenture to modify Consenting Noteholders' Installment Notes issued under the Current Indenture into the Modified Notes.

     All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the modification of the Installment Notes into the Modified Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Modified Notes, as follows:

                                  ARTICLE ONE
                            9.30% RESTRICTED NOTES

     SECTION 101. Modification of Notes.

     Pursuant to Section 902 of the Current Indenture, the terms of the Installment Notes of the Consenting Noteholders are modified to the form of the Modified Note set forth in Article Two below.

                                    ARTICLE
                                SECURITY FORMS

     SECTION 201. Legend of Notes; Attachment of Modified Terms.

     The Modified Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations are as required or permitted by the Original Indenture and this Second Supplemental Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently with the Original Indenture and this Second Supplemental Indenture, be determined by the officers executing the Modified Notes, as evidenced by their execution of the Modified Notes.

     The Trustee's certificate of authentication shall be in substantially the form set forth in this Article.

     Upon receipt of an Installment Note of a Consenting Noteholder, the trustee shall modify such Installment Note into a Modified Note by imprinting the legend set forth in Section 202 hereof on the face and reverse side of such Installment Note and attaching thereto a properly completed form of Modified Note as set forth in Sections 203, 204 and 205 hereof.


     SECTION 202. Form of Legend.

     THIS NOTE IS SUBJECT TO THE SECOND SUPPLEMENTAL INDENTURE BETWEEN THE COMPANY AND THE TRUSTEE UNDER WHICH THE FORM AND TERMS OF THIS NOTE HAVE BEEN MODIFIED TO THE FORM AND TERMS ATTACHED HERETO.

     SECTION 203. Form of Face of Modified Note.

     The Face of the 10.70% Restricted Installment Note to which this is attached is modified to read as follows:

                             PPG INDUSTRIES, INC.
                             9.30% Restricted Note

 No. ......    $...........


     PPG INDUSTRIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ..................., or registered assigns, the principal sum of ............ Dollars on October 1,
1999. The Company promises to pay interest on the unpaid principal balance hereof from and including April 1, 1989 through July 24, 1989 at the rate of 10.70% per annum, and from and including July 25, 1989, or from and including the most recent Interest Payment Date after July 25, 1989 to which interest has been paid or duly provided for, at the rate of 9.30% per annum, semi-annually on October 1 and April 1 in each 12-month period commencing October 1, 1989, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9.30% per annum on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 15 or March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes (as hereinafter defined) not less than 10 days prior to such Special Record Date, or to be paid at any time in any other lawful manner, all as more fully provided in such Indenture.

     Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                        PPG INDUSTRIES, INC.


                                        By.................................


[CORPORATE SEAL]
Attest:


 ..............................


     SECTION 204. Form of Reverse of Modified Note.

     The reverse of the 10.70% Restricted Installment Note to which this is attached is modified to read as follows:

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of August 1, 1982 between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under said Indenture), as heretofore and hereafter supplemented and amended (said Indenture as so supplemented and amended being herein called the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $171,264,000.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at anytime by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest (if any) on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for a like aggregate principal sum, will be issued to the designated transferee or transferees.

     Except, by will, the laws of descent or distribution or otherwise by operation of law, this Note may be sold, transferred, pledged or assigned only to a Permitted Transferee (as hereinafter defined). No transfer will be effective unless the Trustee receives from the proposed transferee a completed affidavit to the effect that the proposed transferee is a Permitted Transferee. Permitted Transferees are (a) for a Holder of a Note who is a natural person:
(i) the Holder's spouse, ancestors, lineal descendants, whether adopted or by the whole or half blood, brothers and sisters, whether adopted or by the whole or half blood, or any spouse of such persons (collectively, such Holder's "Immediate Family"),
(ii) any charitable institution and (iii) any trust, partnership or corporation at least 90% of the beneficial interest, partnership interest or capital stock of which is held by the Holder, members of the Holder's Immediate Family or any charitable institution; (b) for a Holder of a Note that is either (i) an estate,
(ii) a trust for the benefit of charitable institutions, a natural person's Immediate Family or both or (iii) a common law trust having a beneficiaries only natural persons (and no more than 15 such person); a beneficiary of such or trust or a member of such beneficiary's Immediate Family; (c) for a Holder of a Note which is a corporation; the survivor of a merger or consolidation involving the initial Holder and (d) for a Holder of a Note which is a corporation or partnership having as shareholders or partners only natural persons (and no more than 15 such persons) the shareholders or partners of such Holder as of the distribution date.

     Notwithstanding anything contained herein to the contrary: if the Company's outstanding publicly-held debt securities are rated below BBB by Standard & Poor's Corporation or below Baa by Moody's Investors Service, Inc. (or the equivalent rating in the event of any change in the rating categories), without regard to any subcategories of such ratings; then on or after September 17, 1987, the Holder of this Note shall have the right to exchange this Note for one of more new Notes, of authorized denominations and for a like aggregate principal sum, identical in all respects to this Note, except that such new Note or Notes shall not contain this or the immediately preceding paragraph. In any such exchange, the Holder shall deliver this Note to the Trustee, together with an affidavit identifying the condition that has caused this Note to be exchangeable, and request the issuance of such a new Note or new Notes.

     Notwithstanding anYthing contained herein to the contrary, on or after October 1, 1989, the Holder of this Note shall have the right to exchange this Note for one or more new Notes, of authorized denominations and for a like aggregate principal sum, identical in all respects to this Note except that it shall not contain this paragraph or the immediately preceding two paragraphs, provided, however, that the right to exchange this Note provided in this paragraph shall not become effective until the date on which there shall have been delivered to the Company rulings from the Internal Revenue Service (or, in lieu thereof, an opinion of counsel in form and substance reasonably acceptable to the Company) to the effect that the becoming effective of such right will constitute neither a disposition of this Note within the meaning of Section 453B of the Internal Revenue Code of 1954, as amended, nor a payment within the meaning of Section 453(f) of the Internal Revenue Code of 1954, as amended. The Company will notify the Trustee that such rulings (or such opinion) have been received, and shall direct the Trustee to give written notice thereof to each Holder.

     Notwithstanding anything contained herein to the contrary, the rights of the Holder of this Note to receive payments hereunder may be limited by the Pennsylvania Business Corporation Law to the unrestricted and unreserved earned surplus of the Company and, with the approval of the shareholders of the Company, the unrestricted capital surplus of the Company, at the time of such payments. The Company shall seek shareholder approval, if necessary, of payments under the Notes from unrestricted capital surplus if such approval would be required under the Pennsylvania Business Corporation Law at the time of any such payments.

     The Notes are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth the Installment Notes are exchangeable for a like aggregate principal sum of new Notes of a different authorized denomination as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     SECTION 205. Form of Trustee's Certificate of Authentication.

     The form of Trustee's Certificate of Authentication of the 10.70% Restricted Installment Note to which this is attached is modified to read as follows:

     This is one of the Securities denominated the 9.30% Restricted Notes referred to in the within-mentioned Indenture.

                                         Harris Trust and Savings Bank
                                         as Trustee


                                         By: ..............................
                                                   Authorized Officer

     SECTION 206. Provision for Acquiring Modified Notes without Restrictions.

     If pursuant to the terms of the Modified Notes set forth in Sections 202 and 203 above, the Holder acquires the right to exchange a 9.30% Restricted Note for one or more new Modified Notes without provision for restrictions on transfer, then upon request of any such Holder and compliance with the terms of the Modified Notes, the Trustee shall authenticate and deliver in exchange for the 9.30% Restricted Note one or more new Modified Notes in a like aggregate principal sum and in authorized denominations and containing the same terms and conditions except that (1) the new Modified Note or Modified Notes shall be entitled "9.30% Restricted Note" and (2) the new Modified Note or Modified Notes shall not include the paragraphs providing for restrictions on transfer or the removal thereof.

                                 ARTICLE THREE
                           MISCELLANEOUS PROVISIONS

     SECTION 301. Benefits Restricted to Parties and Holder of Modified Notes.

     Nothing in this Second Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, firm, or corporation other than the parties hereto, and the Holders of the Modified Notes any right, remedy or claim under or by reason of this Second Supplemental Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Second Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the Holders of the Modified Notes.

     SECTION 302. Terms Have Meanings Defined in Indenture.

     All terms used in this Second Supplemental Indenture which are defined in the Indenture shall, for all purposes hereof, have the respective meanings specified in the Indenture, otherwise specifically provided herein or unless the context otherwise requires.

     SECTION 303. Invalidity of Any Provisions Not To Affect Others.

     In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Modified Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Second Supplemental Indenture and the Modified Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 304. Date of Execution Indicated by Acknowledgements.

     Although this Second Supplemental Indenture, for convenience and for the purpose of reference, i8 dated as of October 1, 1989, the actual date of execution by the Corporation and the Trustee is as indicated by their respective acknowledgements hereto annexed.

     SECTION 305. Provisions Bind and Benefit Successors.

     Subject to the provisions of the Indenture, all the covenants, promises and agreements in this Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as further amended and supplemented hereby.

     SECTION 306. Descriptive Headings for Convenience Only.

     The descriptive headings of the several Articles of this Second Supplemental Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 307. Execution In Counterparts.

     This Second Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS THEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                               PPG Industries, Inc.


                                               By  /s/  L. Call
                                                  ----------------------------
                                                        Treasurer
                                                        L. Call

Attest:


/s/ Thomas L. Butera
-------------------------------
    Assistant Secretary                        Harris Trust and Savings Bank
    Thomas L. Butera

                                               By  /s/  J. Bartolini
                                                 -----------------------------
                                                        Vice President
                                                        J. Bartolini

Attest:

/s/  D. G. Donovan
------------------------------
     Assistant Secretary

STATE OF PENNSYLVANIA    SS:
COUNTY OF ALLEGHENY

     On the 25th day of September, 1989, before me personally came L. M. Call, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of PPG Industries, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                    /s/             Helen A. Pavlick
                                         -----------------------------------
                                                      NOTARIAL SEAL
                                           HELEN A. PAVLICK, NOTARY PUBLIC
                                             PITTSBURGH, ALLEGHENY COUNTY
                                         MY COMMISSION EXPIRES OCT. 29, 1990

                                    Member, Pennsylvania Association of Notaries


STATE OF ILLINOIS        SS:
COUNTY OF COOK

     On the 4th day of October, 1984, before me personally came J. Bartolini, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Harris Trust and Savings Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                           /s/         J. Muzquiz
                                               --------------------------

             "OFFICIAL SEAL''
               T. Muzquiz
     Notary Public, State of Illinois
      My Commission Expires 7/12/93